UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

BLACK HAWK ACQUISITION CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1).

Dear Black Hawk Acquisition Corporation Shareholders:

On June 10, 2025, Black Hawk Acquisition Corp. (the “Company”) filed Amendment No. 1 to the definitive proxy statement, on June 20, 2025, the Company filed two supplements to the definitive proxy statement (collectively, the “Proxy Statement”; capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Proxy Statement) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Company’s extraordinary general meeting of shareholders (the “EGM”), originally scheduled to be held on June 20, 2025, 12 p.m. Eastern Time, and subsequently adjourned to July 8, 2025, 8 p.m. Eastern Time, or on such other date and at such other place to which the EGM may be adjourned.

The Company is filing this supplement (this “Supplement”) to its Proxy Statement to modify the terms of the Trust Agreement Amendment Proposal as described below. This Supplement should be read in conjunction with the Proxy Statement, and other than the addition described below, this Supplement does not modify any other information in the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

As previously stated in the Proxy Statement, at the EGM, the Company’s shareholders will be asked to consider and vote on, among other things, the Extension Proposal to amend the Company’s Second Amended and Restated Memorandum and Articles of Association to extend the date (the “Termination Date”) by which the Company has to consummate an initial business combination (the “Extension”) from June 22, 2025 to December 22, 2026 (the “Extended Date”). Additionally, shareholders will be asked to consider and vote on the Trust Agreement Amendment Proposal to amend the Company’s Investment Management Trust Agreement, dated as of March 20, 2024, by and between the Company and Continental Stock Transfer & Trust Company to extend the Termination Date up to eighteen (18) times for an additional one (1) month each time, from the current Termination Date to the Extended Date, by depositing into the trust account an amount of $150,000 per one-month extension (the “Trust Agreement Amendment Proposal”).

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. In addition, shareholders who have already submitted a redemption request with respect to the shares held by them may reverse such request by contacting Continental Stock Transfer & Trust Company, the Company’s transfer agent, at Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004, Attn: SPAC Redemptions (e-mail: spacredemptions@continentalstock.com). If you would like to change or revoke your prior vote on any proposal, or reverse a redemption request, please refer to the Proxy Statement for additional information on how to do so.

Only holders of record of the Company’s ordinary shares as of the close of business on June 2, 2025, which is the record date for the EGM (the “Record Date”), are entitled to notice of, and to vote at, the EGM or any adjournment or postponement thereof. On the Record Date, 8,929,500 ordinary shares were outstanding and entitled to vote. The Company’s right holders do not have voting rights at the EGM.

You should read the Proxy Statement and other documents that the Company has filed with the SEC, together with this Supplement, for more complete information about the Company and the proposals. If you have questions about the proposals or if you need additional copies of the Proxy Statement or the accompanying proxy card you should contact:

Black Hawk Acquisition Corp

4125 Blackhawk Plaza Circle, Suite 166

Danville, CA 94506

Tel: (925) 217-4482

You may also contact the proxy solicitor for Black Hawk at:

ADVANTAGE PROXY, INC.
P.O. BOX 10904
YAKIMA, WA 98909
Toll Free: 877-870-8565
Collect: 206-870-8565

On behalf of the Board, we would like to thank you for your support of Black Hawk Acquisition Corp.

Sincerely,

/s/ Kent Louis Kaufman
Kent Louis Kaufman
Chairman of the Board of Directors and Chief Executive Officer

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE EXTRAORDINARY GENERAL MEETING WHETHER OR NOT YOU ATTEND VIA TELECONFERENCE, PLEASE CAST YOUR VOTE AS INSTRUCTED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AS PROMPTLY AS POSSIBLE. YOUR PROXY, GIVEN BY VOTING PRIOR TO THE EXTRAORDINARY GENERAL MEETING, MAY BE REVOKED PRIOR TO ITS EXERCISE BY ENTERING A NEW VOTE OVER THE INTERNET, FILING WITH OUR CORPORATE SECRETARY PRIOR TO THE EXTRAORDINARY GENERAL MEETING A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE EXTRAORDINARY GENERAL MEETING VIA TELECONFERENCE AND VOTING ONLINE.

IF YOU HAVE ALREADY VOTED OR DELIVERED YOUR PROXY FOR THE EXTRAORDINARY GENERAL MEETING, YOUR VOTE WILL BE COUNTED, AND YOU DO NOT HAVE TO VOTE YOUR SHARES AGAIN. IF YOU WISH TO CHANGE YOUR VOTE, YOU SHOULD REVOTE YOUR SHARES.

IF YOU HAVE CHOSEN TO RECEIVE PAPER COPIES OF YOUR PROXY MATERIALS, INCLUDING THE PROXY CARD, PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE RETURN ENVELOPE PROVIDED.

ANY SHAREHOLDER ATTENDING THE EXTRAORDINARY GENERAL MEETING VIA TELECONFERENCE MAY VOTE EVEN IF HE OR SHE HAS RETURNED A PROXY. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE, YOU MUST FIRST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

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